THERAGENICS CORPORATION
                              5325 OAKBROOK PARKWAY
                             NORCROSS, GEORGIA 30093

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS



         You are cordially invited to attend the Annual Meeting of Stockholders of Theragenics Corporation (the "Company") to be held at 10:00 A.M., Atlanta time, on Friday, June 6, 1997, at the Gwinnett Civic & Cultural Center, 6400 Sugarloaf Pkwy., Duluth, Georgia 30155 for the following purposes:

         1.       To elect two directors;

         2. To consider and vote on a proposal to ratify the appointment of Grant Thornton as independent public accountants;

         3. To approve an amendment to the Company's 1995 Stock Option Plan to limit individual annual awards thereunder;

         4. To consider and act upon a proposal to approve the adoption of the Company's 1997 Stock Incentive Plan; and

         5. To transact such other business as may properly come before such meeting or any adjournments thereof.

         The Board of Directors has fixed the close of business on April 11, 1997, as the record date for the determination of the stockholders entitled to notice of, and to vote at, the meeting.


                                                     Sincerely,

                                                     /s/ Bruce W. Smith

                                                     Bruce W. Smith,
                                                     Secretary
Norcross, Georgia
April 30, 1997

                              YOUR VOTE IS IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING OF STOCKHOLDERS, YOU ARE REQUESTED TO FILL IN AND SIGN THE ENCLOSED FORM OF PROXY AND MAIL IT IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. IF YOU DO ATTEND THE MEETING AND DECIDE THAT YOU WISH TO VOTE IN PERSON, YOU MAY WITHDRAW YOUR PROXY.

                          THERAGENICS CORPORATION
                           5325 Oakbrook Parkway
                          Norcross, Georgia 30093

                              PROXY STATEMENT


         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Theragenics Corporation (the "Company") to be voted at the Annual Meeting of Stockholders of the Company to be held on Friday, June 6, 1997, at the Gwinnett Civic & Cultural Center, 6400 Sugarloaf Pkwy., Duluth, Georgia 30155, at 10:00 A.M., Atlanta time, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders.

         The Board of Directors has fixed the close of business on April 11, 1997, as the record date for the determination of stockholders entitled to receive notice of, and to vote at, the forthcoming Annual Meeting of Stockholders or any adjournment thereof. Any person giving a proxy in the form accompanying this statement has the power to revoke it at any time prior to its exercise. A proxy may be revoked by attending and voting at the meeting, by giving a later proxy or by written notice to the Secretary of the Company received at the Company's offices at 5325 Oakbrook Parkway, Norcross, Georgia, 30093 prior to the date of the Annual Meeting. When proxies are returned properly executed, the shares represented thereby will be voted as directed in the executed proxy. If the Proxy is signed and returned but no choice is specified therein, it will be voted FOR the election of the nominees named therein and FOR each of the listed proposals.

         The expenses for soliciting proxies for the forthcoming Annual Meeting of Stockholders are to be paid by the Company. Solicitation of proxies may be made by means of personal calls upon, or telephonic or telegraphic communications with, stockholders or their personal representatives by directors, officers and employees of the Company, who will not be specially compensated for such services. The Company may or may not engage a proxy service to assist the Company in the solicitation of proxies. The Company will reimburse brokers and other nominees for their reasonable expenses incurred in forwarding soliciting material to beneficial owners. It is anticipated that this Proxy Statement and enclosed Proxy will first be mailed to stockholders entitled to notice of and to vote at the Annual Meeting on or about April 30, 1997.


          VOTING SECURITIES AND PRINCIPAL SECURITY HOLDERS

         As of April 11, 1997, the Company had outstanding and entitled to vote at the Annual Meeting 14,144,003 shares of Common Stock, par value $.01 per share ("Common Stock").

         The holders of Common Stock are entitled to vote as a single class and to one vote per share, exercisable in person or by proxy, at all meetings of stockholders. Holders of Common Stock do not have cumulative voting rights. Abstentions and "broker non-votes" are counted for purposes of determining the presence or absence of a quorum for the transaction of business but are not counted in determining the numbers of shares voted for or against any nominee for director or any proposal.

         The following table sets forth the ownership of the Company's Common Stock as of April 11, 1997 by each person known to the Company to be the beneficial owner of more than 5% of the outstanding Common Stock, by each executive officer and director and by all executive officers and directors as a group:

                               Amount and
                               Nature of          Percentage of
Name and Address               Beneficial         Common Stock
of Beneficial Owner           Ownership(1)       Outstanding(2)

Otis W. Brawley, M.D.           32,000 (3)              *
9715 Hill Street
Kensington, MD 20895

Orwin L. Carter, Ph.D.          69,000 (4)              *
1029 Third Avenue South
Stillwater, MN 55082

John V. Herndon                 12,000 (5)              *
617 Longview Drive
Waynesville, N.C. 28786

M. Christine Jacobs            264,228 (6)             1.8%
5325 Oakbrook Parkway
Norcross, GA 30093

Mr. Charles Klimkowski          80,400 (7)              *
208 South LaSalle Street
Chicago, IL 60604

Peter A.A. Saunders             76,000 (8)              *
2 Regents Close
South Croydon, Surrey CR2 7BW
England

Bruce W. Smith                 121,619                  *
5325 Oakbrook Parkway
Norcross, GA 30093

All Directors and Officers     655,247 (9)             4.5%
as a Group (seven persons)

Non-Management Shareholder Owning Over 5%
-----------------------------------------

Bellingham Industries Inc.  1,650,000                11.7%
Urraca Building
Frederico Boyd Avenue
Panama City, Panama
---------------

* Less than 1%
 (1) Each person named in the table has sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by him or her.
 (2) The percentage of shares of Common Stock is calculated assuming that the beneficial owner has exercised any conversion rights, options or other rights to subscribe held by such beneficial owner that are currently exercisable or exercisable within 60 days and that no other conversion rights, options or other rights to subscribe have been exercised by anyone else.
 (3) Includes 32,000 shares purchasable by Dr. Brawley within 60 days upon exercise of options.
 (4) Includes 68,000 shares purchasable by Dr. Carter within 60 days upon exercise of options.
 (5) Includes 12,000 shares purchasable by Mr. Herndon within 60 days upon exercise of options.
 (6) Includes 160,000 shares purchasable by Ms. Jacobs within 60 days upon exercise of options.
 (7) Includes 68,000 shares purchasable by Mr. Klimkowski within 60 days upon exercise of options.
 (8) Includes 76,000 shares purchasable by Mr. Saunders within 60 days upon exercise of options.
 (9) Includes 416,000 shares purchasable by all executive officers and directors within 60 days upon exercise of options.

                          PROPOSAL NUMBER ONE

                         ELECTION OF DIRECTORS

         The Board of Directors of the Company is divided into three classes (Class I, Class II and Class III) with two directors in each class. One class of directors is elected each year for a three-year term. Two directors, representing the Class II Directors, are to be elected at the Annual Meeting. These Class II Directors will serve until the Annual Meeting of Stockholders in 2000 or until their successors shall have been elected and qualified. The current Board of Directors has selected, and will cause to be nominated at the meeting, Mr. Charles R. Klimkowski and Otis W. Brawley, M.D., who upon election will comprise the Class II Directors of the Board of Directors.

         Provided that a quorum of stockholders is present at the meeting in person or by proxy, directors will be elected by a plurality of the votes cast at the meeting. The persons named on the enclosed proxy card or their substitutes will vote all of the shares that they represent for the above-named nominees unless instructed otherwise on the proxy card. If at the time of the Annual Meeting of Stockholders any nominee is unable or declines to serve, the discretionary authority provided in the proxy will be exercised to vote for a substitute. Management has no reason to believe that a substitute nominee will be required.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE NOMINEES NAMED IN THIS PROPOSAL.

         The directors and director  nominees have supplied the Company with the
following  information   concerning  their  age,  principal  employment,   other
directorships and positions with the Company:


 Director/Nominee      Principal Occupation and Other Information

Class I Directors
John V. Herndon          Mr. Herndon joined the Company in April
Director since 1987      1987 as Executive Vice President and in
Age: 56                  July 1989 was appointed President, Chief
                         Executive Officer and Chairman of the
                         Board of Directors of the Company. In
                         August 1993, Mr. Herndon relinquished
                         his role as Chief Executive Officer
                         while retaining his position as Chairman of the Board of Directors of the Company. Mr. Herndon stepped down as Chairman of the Board in December 1994, and currently serves as a Director and Advisor-to-the-President.

Peter A.A. Saunders      Mr. Saunders is manager/owner of PASS
Director since 1989      Consultants, a Great Britain-based
Age: 55                  management consulting firm established
                         in 1988. From April 1991 to April 1993,
                         Mr. Saunders was also Managing Director
                         of United Artists Communications in
                         London, a cable television and telephone service provider. Mr. Saunders presently serves as a non-executive director for several other British companies, including Coughlan's Patisserie (bakery shops), Mayday Healthcare Trust
                         (hospital), and Eurobell (Sussex) Ltd.
                         (cable TV and telecommunications).


Class II Director Nominees
Charles R. Klimkowski    Since 1980, Mr. Klimkowski has been
Director since 1993      employed by The Chicago Corporation,
Age: 61                  most recently as a Senior Vice
                         President and Director, a Portfolio
                         Manager and a member of the Investment
                         Policy Committee. Mr. Klimkowski was
                         elected Chairman of Theragenics' Board
                         of Directors in December 1994.

 Director/Nominee      Principal Occupation and Other Information

Otis W. Brawley, M.D.    Since 1990, Dr. Brawley has been Program
Director since 1995      Director of the Community Oncology and
Age: 37                  Rehabilitation Branch, Early Detection
                         and Community Oncology Program, a
                         Division of Cancer Prevention and
                         Control of the National Cancer
                         Institute. Dr. Brawley has also been a
                         Commissioned Officer of the U.S. Public
                         Health Service since 1989 and Tenured
                         with the Research Officer Group since
                         February 1994. Dr. Brawley's
                         professional activities have included;
                         National Cancer Institute (NCI)
                         Coordinator and Project Officer of the
                         Prostate Cancer Prevention Trial, NCI
                         Coordinator of the Minority Based
                         Community Clinical Oncology Program, and coauthor and associate investigator in several protocols approved by the
                         National Institutes of Health Clinical
                         Center Investigational Review Committee.
                         Dr. Brawley has received such
                         distinguished honors as the Public
                         Health Service Commendation in 1993 and
                         the National Cancer Institute and the
                         Equal Employment Opportunity Officer's
                         Commendation in 1991 and 1993.
                         Additionally he has coauthored more than 21 publications. Dr. Brawley also reviews for several prestigious publications.

Class III Directors
Orwin L. Carter, Ph.D.   Dr. Carter is Vice President of Finance
Director since 1991      and Administration for Hamline
Age: 54                  University in St. Paul, Minnesota. Since
                         March 1995, Dr. Carter has served as a consultant  with
                         INCSTAR   Corporation,   a  manufacturer  of  in  vitro
                         diagnostic   test  kits  and  an   affiliate  of  Sorin
                         Biomedica.  From 1989 to  September  1994,  Dr.  Carter
                         served   INCSTAR   in  various   capacities   including
                         Chairman,  Chief Executive  Officer and President.  Dr.
                         Carter also currently serves on the Board of Directors of Lifecore Biomedical, Inc.

M. Christine Jacobs      Ms. Jacobs joined the Company as
Director since 1992      National Sales Manager in 1987 and  was
Age: 46                  subsequently  promoted to Vice President
                         of General Sales and Marketing. Since
                         1992, Ms. Jacobs has been President and
                         Chief Operating Officer of the Company,
                         and in August 1993, Ms. Jacobs was
                         promoted to the position of Chief
                         Executive Officer while retaining the
                         position of President. Ms. Jacobs also
                         serves as a director of the Georgia
                         Biomedical Partnership, a nonprofit
                         organization which promotes economic and environmental development beneficial to the growth of biomedical business within Georgia.

         The Board of Directors held four meetings during fiscal 1996, and acted by unanimous written consent in lieu of one meeting. All members participated in all meetings with the exception of the February 1996 meeting, which Mr. Herndon was prevented from attending due to travel restrictions created by severe winter weather.

         The Board of Directors has established four standing committees and has assigned certain responsibilities to each of those committees.

         The Audit Committee, formed in 1991, met three times during fiscal 1996. The Audit Committee reviews the independence, qualifications and activities of the Company's independent certified public accountants and the activities of the Company's accounting staff. The Audit Committee also recommends to the Board the appointment of the Company's independent certified public accountants and reviews and approves the Company's annual financial statements together with other financial reports and related matters. The Audit Committee is composed of Mr. Saunders and Dr. Carter, each of whom attended all meetings.

         The Compensation Committee, formed in 1990, met three times during fiscal 1996. The Compensation Committee makes recommendations concerning remuneration of the Company's Chief Executive Officer. The Compensation Committee is composed of Dr. Brawley and Mr. Klimkowski, each of whom attended all meetings.

         The Nominating Committee, formed in 1996, met once during fiscal 1996. The Nominating Committee evaluates and makes recommendations as to individuals believed to be best qualified and willing to fill vacancies on the Board of Directors. The Nominating Committee is composed of Mr. Herndon and Ms. Jacobs.

         The Stock Option Committee, formed in 1996, met twice during fiscal 1996. The Stock Option Committee administers the Company's stock option plans and determines the conditions and amounts of options granted under these plans. The Stock Option Committee is composed of Dr. Brawley, Dr. Carter, Mr. Klimkowski and Mr. Saunders, who are all non-employee directors of the Company.

         Prior to November 1996, directors who were not officers of the Company received $500 per meeting plus expenses as compensation for attending Board of Directors and Committee meetings. In recognition of the increased complexities and time commitment associated with service to Theragenics and the need to attract and retain qualified directors through a competitive director compensation package, compensation for Board service was changed effective the fourth quarter of 1996. Directors who are not officers of the Company receive $2,500 per quarter, and $1,000 for attending each Board meeting and $500 for attending each Committee meeting. In addition to cash compensation, each director will be granted upon his or her election as a director an option to purchase 24,000 shares of Common Stock at an exercise price equal to the fair market value of the Common Stock as of the date of election. Each option shall vest as to 8,000 shares at the end of each year of service in the director's three-year term.


                               Executive Officers

         The executive officers of the Company and their age, position with the Company and business experience for the past five years are set forth in the table below.


Executive Officer                  Office and Other Information
-------------------                -----------------------------

M. Christine Jacobs                President and Chief Executive Officer
Age: 46                            since 1993. See information above under
                                   Class III Director Nominees.

Bruce W. Smith                     Treasurer  and  Chief Financial Officer
Age: 44                            of the  Company and Secretary of the
                                   Board of Directors since 1989. Mr. Smith has served in financial capacities with the Company since joining it in January
                                   1987.

                         REMUNERATION AND OTHER MATTERS

Executive Compensation

         The following table summarizes the compensation paid by the Company for services rendered during the years indicated to each of the Company's executive officers whose total salary and bonus exceeded $100,000 during fiscal 1996.


                         Summary Compensation Table


                                              Long-Term
                       Annual Compensation   Compensation
                                              Securities     All
     Name and                                 Underlying    Other
Principal Position    Year  Salary(1)  Bonus   Options   Compensation(2)

M. Christine Jacobs   1996  $151,445 $170,000   120,000      $357
 President & Chief    1995  $100,010  $68,000     ---        $174
 Executive Officer(3) 1994  $100,010  $28,000     ---        $102



  (1) Includes amounts deferred under the 401(k) feature of the Company's Employee Savings Plan.

  (2) Represents premiums on a term life insurance policy.

  (3) The Company has an agreement with Ms. Jacobs, dated August 1, 1996, which provides for her employment for the period commencing August 1, 1996 and expiring July 31, 1999. This agreement provides for a minimum annual base salary of $200,000 plus an annual bonus determined by the Board of Directors utilizing certain performance criteria. In addition, in the event of termination, the agreement provides a severance package of up to two years' salary and other related benefits.


Options. The following table sets forth certain information concerning grants of stock options made during fiscal 1996 to Ms. Jacobs.


                        Option Grants in Fiscal 1996

                        Individual Grants

                             % of                              Potential
             Number of      Total                          Realized Value at
             Securities   Granted to                         Assumed Annual
             Underlying    Employees                       Rate of Stock Price
              Options         in      Base                    Appreciation
              Granted       Fiscal   Price   Expiration     for Option Term
Name             (#)         Year   ($/Sh.)     Date       5%($)      10%($)

M. Christine
 Jacobs        120,000        86%    $15.25   08/09/07  $1,299,921  $2,916,549

         The following table sets forth information concerning the value of unexercised options as of December 31, 1996 held by Ms. Jacobs. No stock appreciation rights have ever been issued by the Company.

                 Option Exercises in Fiscal 1996
                and Fiscal Year-End Option Values Table

                                             Number of
                                            Securities     Value of
                                            Underlying    Unexercised
                                           Unexercised    In-the-Money
                                            Options on     Options on
                                           December 31,   December 31,
                       Shares                  1996           1996
                      Acquired             Exercisable/   Exercisable/
       Name              on        Value        Un-            Un-
                      Exercise   Realized  exercisable    exercisable

M. Christine Jacobs    37,570    $751,540    120,000/    $2,070,000/
                                             120,000     $  882,000



Board Compensation Committee Report on Executive Compensation. The Compensation Committee sets only the compensation of the Chief Executive Officer. Compensation of other executive officers is set by the Chief Executive Officer based on a structure similar to that established by the Compensation Committee for compensation of the Chief Executive Officer, except that stock options are awarded by the Stock Option Committee of the Board of Directors. The
Compensation Committee has a policy that a significant portion of the Chief Executive Officer's pay should be related to the performance of the Company. Historically, it has been the Company's policy to establish employee base salaries at rates below what the Committee believes the officers could command in the market and to supplement these base salaries with bonuses, if justified, based on the Company's and individual's performance. In 1996, the Compensation Committee determined that, based on the significant contributions Ms. Jacobs had made to the success of the Company, it was in the best interest of the Company and its shareholders to ensure that the Company retains her services. In order to do so the Compensation Committee entered into an agreement effective August 1, 1996 to pay a compensation package to Ms. Jacobs in line with those received by chief executive officers of companies of comparable revenue and asset size.

     At the beginning of 1996, the Committee established criteria for the C.E.O.'s performance bonus based upon a combination of dollar sales levels and dollar before-tax profitability. A matrix (the "Matrix") was established, with cells within the Matrix representing specific combinations of sales and profits. Performance falling within a particular cell would result in a bonus to the C.E.O. expressed as a percent of the C.E.O.'s base salary. This Matrix, which allowed for bonuses running from 0% to 137% of the C.E.O.'s base salary, was constructed to reward the C.E.O. for reaching specific combinations of sales and profit levels with higher sales and profit resulting in a larger bonus. The percentages within the Matrix recognize both the benefit to the Company of reaching certain sales and profit levels and to a lesser extent the Committee's assessment of the compensation the C.E.O. could obtain in the market. In addition to the bonus called for in the Matrix, the Committee also has the option of awarding the C.E.O. an additional bonus of up to 10% of her base salary. This bonus, which is subjectively determined by the Committee, is based on less quantifiable measures of performance (i.e., problem resolution, marketing program development and execution, internal processes and procedures development, cash management and expense control, and the effective and efficient application of available resources to ensure both short-term and long-term Company health). In conjunction with the August 1, 1996 salary agreement with Ms. Jacobs, the Compensation Committee agreed that the Matrix percentage would be applied to the base salary in that agreement.

     Based upon the above criteria, Ms. Jacobs was awarded an 85% bonus or $170,000. The 85% represents a 75% bonus called for by the Matrix plus a 10% bonus for the less quantifiable measures of performance.

         It is also the Committee's  responsibility  to address issues raised by
Section 162(m) of the Internal Revenue Code. The revisions to this section made certain non-performance-based compensation in excess of $1,000,000 to executives of public companies nondeductible to the companies beginning in 1994. The Committee has reviewed these issues and has determined that no portion of compensation payable to any executive officer for 1997 is nondeductible.

Submitted by the Members of the Compensation Committee:

                           Otis W. Brawley, M.D.
                           Charles R. Klimkowski


         The Stock Option Committee of the Board of Directors administers the Company's stock option plans and determines the terms of options granted under these plans. These plans form the basis of the Company's long-term incentive compensation plan. The Stock Option Committee believes that placing a portion of executives' compensation in the form of stock options achieves three objectives. It aligns the interest of the Company's executives directly with those of the Company's stockholder's, gives executives a significant long-term interest in the Company's success and helps the Company retain key executives. In determining the number and terms of options to grant an executive, the Stock Option Committee primarily considers the executive's past performance and the degree to which an incentive for long-term performance would benefit the Company. Based on these factors, in relatively equal proportions, the Stock Option Committee awarded the Chief Executive Officer the options shown in the table headed "Option Grants in Fiscal 1996" during fiscal 1996.

Submitted by Members of the Stock Option Committee:

                           Otis W. Brawley, M.D.
                           Orwin L. Carter, Ph.D.
                           Charles R. Klimkowski
                           Peter A.A. Saunders

         The  following  table   summarizes  the  cumulative   total  return  on
investment in the Company's Common Stock for fiscal 1991 through 1996:



             Comparison of Five Year - Cumulative Returns

[LINE GRAPH OF FIVE-YEAR RETURNS APPEARS HERE.]

                                   1991 1992 1993 1994 1995 1996

Theragenics Corporation             100  129  100   56  279  532
Nasdaq Stock Market (US Companies)  100  116  134  131  185  227
Nasdaq Pharmaceuticals Stocks       100   83   74   56  102  102



   COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The Compensation Committee currently consists of Mr. Klimkowski and Dr. Brawley, non-executive directors of the Company. No executive officer of the Company serves or served on the Compensation Committee of another entity and no executive officer of the Company serves or served as a director of another entity who has or had an executive officer serving on the Board of Directors of the Company.



                         PROPOSAL NUMBER TWO

           RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

     Stockholders will be asked to vote for a proposal to ratify the appointment of Grant Thornton as the independent public accountants of the Company for the fiscal year ending December 31, 1997. Grant Thornton has been the independent public accountants for the Company since fiscal year 1989. If the stockholders, by affirmative vote of the holders of a majority of the votes cast, do not ratify this appointment, the Board of Directors will reconsider its action and select other independent public accountants without further stockholder action.

     A representative of Grant Thornton is expected to be present at the Annual Meeting to respond to appropriate questions and will be given the opportunity to make a statement if such representative desires to do so.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON AS THE INDEPENDENT PUBLIC ACCOUNTANTS OF THE COMPANY.



                         PROPOSAL NUMBER THREE:

            AMENDMENT OF THE 1995 STOCK OPTION PLAN TO LIMIT
                  INDIVIDUAL ANNUAL AWARDS THEREUNDER

     The Board of Directors has approved and recommends that stockholders approve an amendment to the Company's 1995 Stock Option Plan to limit to 500,000 the number of shares that may be subject to options awarded to any individual thereunder in a given fiscal year. The text of the proposed amendment is attached as Appendix A.

     The Board has adorted the proposed amendment in response to the requirements of Section 162(m) of the Code, which places a $1,000,000 ceiling on the deductibility to the Company of non-performance based compensation paid to its executive officers. Options granted at fair market value under a plan that has been approved by the Company's stockholders and is administered by "disinterested directors" as defined in Section 162(m) of the Code and Rule 16b-3 promulgated under the Securirites Exchange Act of 1934, as amended, is generally treated as performance-based compensation. In order for this treatment to continue, the Plan must restrict the number of shares of Common Stock that may be awarded to any individual under tha Plan in any given fiscal year. The Plan will be deemed to satisfy this requirement prior to the 1997 Annual Meeting of Stockholders. Effective upon the date of such meeting, however, the Plan must be amended to incorporate this restriction expressly.

     The Board of Directors has determined that 500,000 shares represent an appropriate limit for the number of shares of Common Stock that may be subject to option grants or restricted stock awards under the Plan for any individual in any given fiscal year. The Board has therefore adopted, and recommends that the stockholders approve, the proposed Plan amendment that establishes this limit.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE PROPOSED AMENDMENT TO THIS PLAN.


                         PROPOSAL NUMBER FOUR:

                 ADOPTION OF THE THERAGENICS CORPORATION
                        1997 STOCK INCENTIVE PLAN


Introduction

         On February 14, 1997, the Board of Directors approved the Theragenics Corporation 1997 Stock Incentive Plan (the "Plan"). The Plan provides the Company with increased flexibility to grant equity-based compensation to key employees, officers and consultants of the Company. The purpose of the Plan is to: (i) provide incentives to stimulate individual efforts toward the Company's long-term growth and profitability; (ii) encourage stock ownership by officers, key employees and consultants by enabling them to acquire a proprietary interest in the Company in the form of shares of Common Stock or to receive compensation based on appreciation in the value of the Common Stock; and (iii) provide a means of obtaining, rewarding and retaining key personnel. The Company has reserved 500,000 shares of Common Stock for issuance pursuant to awards that may be made under the Plan. No awards have yet been granted under the Plan.

         The following description of the Plan is qualified in its entirety by reference to the applicable provisions of the Plan. A copy of the Plan is available from the Company upon request.

Terms of the Plan

         The nature, terms and conditions of awards under the Plan will be determined by the Stock Option Committee of the Board of Directors (the
"Committee"). The members of the Committee are selected by the Board of Directors. The current members of the Committee are Messrs. Klimkowski and Saunders and Drs. Carter and Brawley.

         The Plan permits the Committee to make awards of Common Stock, incentive or non-qualified stock options, stock appreciation rights ("SARs"), dividend equivalent rights, performance unit awards and phantom shares (collectively, "Stock Incentives") with the following terms and conditions:

         Terms and Conditions of all Stock Incentives. The number of shares of Common Stock as to which a Stock Incentive may be granted will be determined by the Committee in its sole discretion. To the extent required under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations thereunder relating to compensation to be treated as qualified performance-based compensation, the maximum number of shares of Common Stock with respect to which options or SARs may be granted during any one-year period to any employee may not exceed 500,000. Each Stock Incentive will either be evidenced by a Stock Incentive Agreement or Stock Incentive Program, in each case containing such terms, conditions and restrictions as the Committee may deem appropriate. Stock Incentives are not transferable or assignable except by will or by the laws of descent and distribution and are exercisable only by the recipient during his or her lifetime or by the recipient's legal representative in the event of the recipient's death or disability.

         Stock Awards. The number of shares of Common Stock subject to a Stock Award and restrictions or conditions on such shares, if any, will be determined by the Committee. The Committee may require a cash payment from the recipient in an amount no greater than the aggregate fair market value of the shares of Common Stock awarded, as determined at the date of grant.

         Options.  Options may be either incentive stock options as described in
Section 422 of the Code or non-qualified stock options. The exercise price of each option will be determined by the Committee and set forth in a Stock Incentive Agreement but may not be less than the fair market value of the Common Stock on the date the option is granted. With respect to incentive stock options granted to beneficial owners of over 10% of the outstanding Common Stock ("10% Owners"), the exercise price may not be less than 110% of the fair market value of the Common Stock on the date the option is granted. The exercise price may not be changed after the option is granted, and options may not be surrendered in consideration of, or exchanged for, a grant of a new option with a lower exercise price. Incentive stock options granted to 10% Owners will expire five years after the date of grant, while all other incentive stock options will expire 10 years after the date of grant. Non-qualified stock options will expire on the date set forth in the Stock Incentive Agreement. Payment for shares of Common Stock purchased upon exercise of an option may be made in any form or manner authorized by the Committee in the Stock Incentive Agreement or by amendment thereto. In the event of a recipient's termination of employment, the option or unexercised portion thereof will expire no later than three months after the date of termination, except that in the case of the recipient's death or disability, such period will be extended to one year. The Committee may set forth longer time limits in the Stock Incentive Agreement, although in such cases incentive stock option treatment will not be available under the Code.

         Stock Appreciation Rights. SARs entitle the recipient to receive the excess of: (i) the fair market value of a specified or determinable number of shares of Common Stock at the time of payment or exercise over (ii) a specified or determinable price that, in the case of a SAR granted in connection with an option, may not be less than the exercise price for the number of shares subject to that option. Upon settlement of a SAR, the Company must pay to the recipient the appreciation in the form of cash or shares of Common Stock (valued at fair market value on the date of payment or exercise) in accordance with the terms of the applicable Stock Incentive Agreement or, in the absence of such provision, in such form as the Committee may determine. Each SAR will be exercisable or payable at such time(s), or upon the occurrence of such event(s), and in such amount(s) as the Committee specifies in the applicable Stock Incentive Agreement. The Committee may, however, accelerate the time(s) at which SAR may be exercised or paid in whole or in part at any time prior to the complete termination of the SAR.

         Dividend Equivalent Rights. A dividend equivalent right entitles the recipient to receive payments from the Company in an amount determined by reference to cash dividends paid on a specified number of shares of Common Stock. The Committee may impose such restrictions and conditions on any dividend equivalent right as the Committee in its discretion shall determine. The Company may pay holders of dividend equivalent rights in the form of cash or shares of Common Stock (valued at fair market value on the date of payment), with specific payment provisions to be determined by the Committee.

         Performance Unit Awards. A performance unit award entitles the recipient to receive, at a specified future date, an amount equal to all or a portion of the value of a specified or determinable number of units (stated in terms of a designated or determinable dollar amount per unit) granted by the Committee. At the time of the grant, the Committee will determine the face value of each unit, the number of units subject to the award, the performance factors applicable to the determination of the ultimate payment value of the award and the period over which the Company's performance will be measured. The Company may pay the holders of performance unit awards in the form of cash or shares of Common Stock (valued at fair market value on the date of payment), with specific payment provisions to be determined by the Committee.

         Phantom Shares. Phantom shares will entitle the recipient to receive, at a specified future date, an amount equal to all or a portion of the fair market value of a specified number of shares of Common Stock at the end of a specified period. At the time of the grant, the Committee will determine the factors that will govern the amounts to be paid, including, in the discretion of the Committee, any performance criteria that must be satisfied as a condition to payment. The Company may pay the holders of phantom shares in the form of cash or shares of Common Stock (valued at fair market value on the date of payment), with specific payment provisions to be determined by the Committee.

Termination and Amendment of the Plan

         The Board of Directors may amend or terminate the Plan without stockholder approval at any time; provided, however, that the Board may condition any amendment on the approval of the stockholders if such approval is necessary or advisable with respect to tax, securities or other applicable laws. No such termination or amendment without the consent of the holder of a Stock Incentive may adversely affect the rights of a holder under the terms of that Stock Incentive.

Changes in Capitalization

         The Plan provides for an adjustment of the number of shares of Common Stock reserved and subject to awards issued pursuant to the Plan and of the exercise price of options granted under the Plan in the event of any increase or decrease in the number of issued shares of Common Stock resulting from a subdivision or combination of shares or the payment of a stock dividend in shares of Common Stock or any other increase or decrease in the number of shares of Common Stock outstanding effected without receipt of consideration by the Company.

         In the event of a merger, consolidation or other reorganization of the Company or a tender offer for its shares of Common Stock, the Committee may take such action as it deems necessary or appropriate to reflect the effect of the applicable transaction, including but not limited to: (i) the substitution, adjustment or acceleration of awards; (ii) the removal of restrictions on awards; or (iii) the termination of outstanding awards in exchange for the cash value of the vested portion of the award.

Federal Income Tax Consequences

         The following discussion outlines generally the federal income tax consequences of the receipt of options under the Plan. Individual circumstances may vary these results. The federal income tax laws and regulations are frequently amended, and each participant should rely on his or her own tax counsel for advice regarding federal income tax treatment under the Plan. If the recipient is subject to Section 16(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), special rules may apply to determine the federal income tax consequences of certain option exercises. Participants in the Plan should consult their own tax advisors as to the specific tax consequences applicable to them and to the tax consequences applicable to other types of Stock Incentives that may be awarded under the Plan.

         Incentive Stock Options. The recipient of an incentive stock option is not subject to any federal income tax upon the grant of such an option pursuant to the Plan, nor does the grant of an incentive stock option result in an income tax deduction for the Company. Further, a recipient will not recognize income for federal income tax purposes and the Company normally will not be entitled to any federal income tax deduction as a result of the exercise of an incentive stock option and the related transfer of shares of Common Stock to the recipient. However, the excess of the fair market value of the shares transferred upon the exercise of the incentive stock option over the exercise price for such shares generally will constitute an item of alternative minimum tax adjustment to the recipient for the year in which the option is exercised. Thus, certain recipients may increase their federal income tax liability as a result of the exercise of an incentive stock option under the alternative minimum tax rules under the Code.

         If the shares of Common Stock transferred pursuant to the exercise of an incentive stock option are disposed of within two years from the date the option is granted or within one year from the date the option is exercised, the recipient generally will recognize ordinary income equal to the lesser of (1) the gain recognized (i.e., the excess of the amount realized on the disposition over the exercise price) or (2) the excess of the fair market value of the shares transferred upon exercise over the exercise price for such shares. The balance, if any, of the recipient's gain over the amount treated as ordinary income on disposition generally will be treated as long- or short-term capital gain depending upon whether the holding period applicable to long-term capital assets is satisfied. The Company normally would be entitled to a federal income tax deduction equal to any ordinary income recognized by the recipient, provided the Company satisfies applicable federal income tax withholding requirements.

         If the shares of Common Stock transferred upon the exercise of an incentive stock option are disposed of after the holding periods have been satisfied, such disposition will result in a long-term capital gain or loss treatment with respect to the difference between the amount realized on the disposition and the exercise price. The Company will not be entitled to a federal income tax deduction as a result of a disposition of such shares after these holding periods have been satisfied.

         Non-Qualified Options. A recipient will not recognize income upon the grant of a non-qualified option or at any time prior to the exercise of the option or a portion thereof. At the time the recipient exercises a non-qualified option or portion thereof, he or she will recognize compensation taxable as ordinary income in an amount equal to the excess of the fair market value of the Common Stock on the date the option is exercised over the price paid for the Common Stock, and the Company will then be entitled to a corresponding deduction.

         Depending upon the period for which shares of Common Stock are held after exercise, the sale or other taxable disposition of shares acquired through the exercise of a non-qualified option generally will result in a short- or long-term capital gain or loss equal to the difference between the amount realized on such disposition and the fair market value of such shares when the non-qualified option was exercised. Special rules apply to a participant who exercises a non-qualified option by paying the exercise price in whole or in part by a transfer of shares of Common Stock to the Company.

         The foregoing is a summary discussion of certain federal income tax consequences to recipients of options under the Code and should not be construed as legal, tax or investment advice. ALL PARTICIPANTS IN THE PLAN SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES APPLICABLE TO THEM, INCLUDING FEDERAL, STATE, LOCAL AND FOREIGN TAX LAWS.

Vote Required and Recommendation of the Board

         The Plan is being submitted for stockholder approval in order to obtain the benefits provided by Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "1934 Act"), and by Section 422 of the Code. Rule 16b-3 exempts officers and directors engaging in certain stock transactions from short-swing trading liability under Section 16(b) of the 1934 Act. Section 422 of the Code requires stockholder approval in order for options under the Plan to be treated as incentive stock options. See "Federal Income Tax Consequences - Incentive Stock Options," above.

         The affirmative vote of the holders of a majority of the shares of Common Stock present and entitled to vote at the Annual Meeting is required to approve the adoption of the Plan, assuming the presence of a quorum. The Plan provides that if it has not been approved by the shareholders within 12 months of its adoption by the Board of Directors, it will terminate and all options previously granted thereunder will be void and may not be exercised.

         RECOGNIZING THE SIGNIFICANT CONTRIBUTIONS OF THE COMPANY'S EMPLOYEES TO DATE AND THE NEED TO MOTIVATE, COMPENSATE AND ASSURE THEIR RETENTION AS THE COMPANY GROWS, THE BOARD OF DIRECTORS STRONGLY RECOMMENDS A VOTE "FOR" APPROVAL OF THE ADOPTION OF THE PLAN.

                    COMPLIANCE WITH FILING REQUIREMENTS

     Pursuant to Section 16(a) of the Securities Exchange Act of 1934, officers, directors, and beneficial owners of more than ten percent of the outstanding Common Stock are required to file reports with the Securities and Exchange Commission reporting their beneficial ownership of the Common Stock at the time they become subject to the reporting requirements and changes in beneficial ownership occurring thereafter. Based on a review of the reports submitted to the Company and written representations from persons known to the Company to be subject to these reporting requirements, the Company believes that its executive officers and directors complied with the Section 16(a) requirements during fiscal 1996.

                         STOCKHOLDERS PROPOSALS

     Stockholders of Theragenics may submit proposals for inclusion in the proxy materials. These proposals must meet the stockholder eligibility and other requirements of the Securities and Exchange Commission. In order to be included in the Company's 1998 proxy material, a stockholder's proposal must be received not later than December 31, 1997 at Theragenics Corporation offices, 5325 Oakbrook Parkway, Norcross, Georgia 30093, ATTN.: Secretary.

     In addition, Theragenics' By-Laws provide that in order for business to be brought before the Annual Meeting, a stockholder must deliver or mail written notice to the principal executive offices of the Company, which written notice is received not less than 60 days nor more than 90 days prior to the date of the meeting. The notice must state the stockholder's name, address, number and class of shares of Theragenics stock held, and briefly describe the business to be brought before the meeting, the reasons for conducting such business at the Annual Meeting, and any material interest of the stockholder in the proposal.

     The By-Laws also provide that if a stockholder intends to nominate a candidate for election as a Director, the stockholder must deliver written notice of his or her intention to the Secretary of the Company. The notice must be received not less than 60 days nor more than 90 days before the date of the meeting of stockholders. The notice must set forth the name and address of, and the number of shares owned by, the stockholder (and that of any other stockholder known to be supporting said nominee). The notice must also set forth the name of the nominee for election as a Director, the age of the nominee, the nominee's business address and experience during the past five years, the number of shares of stock of the Company beneficially held by the nominee, and such other information concerning the nominee as would be required to be included in a proxy statement soliciting proxies for the election of the nominee. In addition, the notice must include the consent of the nominee to serve as a Director of Theragenics if elected.

                          MISCELLANEOUS

     THE COMPANY WILL FURNISH WITHOUT CHARGE A COPY OF ITS ANNUAL REPORT ON FORM 10-K FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE FISCAL YEAR ENDED DECEMBER 31, 1996, INCLUDING FINANCIAL STATEMENTS AND SCHEDULES, TO ANY RECORD OR BENEFICIAL OWNER OF ITS COMMON STOCK AS OF APRIL 11, 1997, WHO REQUESTS A COPY OF SUCH REPORT. ANY REQUEST FOR THE 10-K REPORT SHOULD BE IN WRITING ADDRESSED TO: RON WARREN, DIRECTOR OF INVESTOR RELATIONS, THERAGENICS CORPORATION, 5325 OAKBROOK PARKWAY, NORCROSS, GA 30093. IF THE PERSON REQUESTING THE REPORT WAS NOT A SHAREHOLDER OF RECORD ON APRIL 11, 1997, THE REQUEST MUST INCLUDE A REPRESENTATION THAT SUCH PERSON WAS A BENEFICIAL OWNER OF COMMON STOCK OF THE COMPANY ON THAT DATE. COPIES OF ANY EXHIBITS TO THE FORM 10-K WILL BE FURNISHED ON REQUEST AND UPON PAYMENT OF THE COMPANY'S EXPENSES IN FURNISHING SUCH EXHIBITS.

                          OTHER MATTERS

     Management is not aware of any matters to be presented for action at the meeting other than those set forth in this Proxy Statement. However, should any other business properly come before the meeting, or any adjournment thereof, the enclosed Proxy confers upon the persons entitled to vote the shares represented by such Proxy discretionary authority to vote the same in respect of any such other business in accordance with their best judgment in the interest of the Company.

Norcross, Georgia
April 30, 1997

                                   APPENDIX A

                               FIRST AMENDMENT TO
                       THERAGENICS 1995 STOCK OPTION PLAN

     THIS FIRST AMENDMENT, made on this 14th day of February, 1997, by THERAGENICS CORPORATION (the "Company"), a corporation duly organized and existing under the laws of the State of Delaware;


                                  WITNESSETH:

     WHEREAS, the Company maintains the Theragenics Corporation 1995 Stock Option Plan (the "Plan"); and

     WHEREAS, the Company desires to amend the Plan to comply with the provisions of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"); and

     NOW THEREFORE, the Plan is hereby amended, as follows:

       1. Effective as of June 6, 1997, by adding to the end of Section 6.2 the following:

          "In no event shall any person be entitled to grants under the Plan in any calendar year in excess of 500,000 shares."

       2. Effective as of November 1, 1996, by adding to the end of paragraph
          (f) of Article 1 the following:

          "The Board of Directors should consider the advisability of complying with the disinterested standards contained in both Code Section 162(m) and Rule 16b-3 when appointing such Committee members."

       3. Effective as of April 3, 1995, al references to "Code Section 422A" shall be changed to read as "Code Section 422."

     Except as specifically amended hereby, the Plan shall remain in full force and effect as prior to this First Amendment.

     IN WITNESS WHEREOF, the Company has caused this First Amendment to be executed on the day and year first above written.

                                            THERAGENICS CORPORATION

                                            By:/s/Bruce W. Smith
                                            Title: Secretary, Treasurer and
                                                   Chief Financial Officer

ATTEST:

By:/s/Ronald A. Warren
Title: Assistant Secretary
[COPRATION SEAL]

                                   APPENDIX B


                             THERAGENICS CORPORATION
                            1997 STOCK INCENTIVE PLAN

                             THERAGENICS CORPORATION
                            1997 STOCK INCENTIVE PLAN

                                TABLE OF CONTENTS


                                      Page

SECTION 1  DEFINITIONS.................................................   1
         1.1      Definitions..........................................   1

SECTION 2  THE STOCK INCENTIVE PLAN....................................   3
         2.1      Purpose of the Plan..................................   3
         2.2      Stock Subject to the Plan............................   3
         2.3      Administration of the Plan...........................   3
         2.4      Eligibility and Limits...............................   4

SECTION 3  TERMS OF STOCK INCENTIVES...................................   4
         3.1      Terms and Conditions of All Stock Incentives.........   4
         3.2      Terms and Conditions of Options......................   5
                  (a)      Option Price................................   5
                  (b)      Option Term.................................   5
                  (c)      Payment.....................................   6
                  (d)      Conditions to the Exercise of an Option.....   6
                  (e)      Termination of Incentive Stock Option.......   6
                  (f)      Special Provisions for Certain Substitute
                           Options.....................................   7
         3.3      Terms and Conditions of Stock Appreciation Rights.
                   ....................................................   7
                  (a)      Settlement..................................   7
                  (b)      Conditions to Exercise......................   7
         3.4      Terms and Conditions of Stock Awards.................   7
         3.5      Terms and Conditions of Dividend Equivalent Rights.
                   ....................................................   8
                  (a)      Payment.....................................   8
                  (b)      Conditions to Payment.......................   8
         3.6      Terms and Conditions of Performance Unit Awards......   8
                  (a)      Payment.....................................   8
                  (b)      Conditions to Payment.......................   9
         3.7      Terms and Conditions of Phantom Shares...............   9
                  (a)      Payment.....................................   9
                  (b)      Conditions to Payment.......................   9
         3.8      Treatment of Awards Upon Termination of Employment
                   ....................................................   9

SECTION 4  RESTRICTIONS ON STOCK.......................................  10
         4.1      Escrow of Shares.....................................  10
         4.2      Restrictions on Transfer.............................  10

                                      -B-i-

SECTION 5  GENERAL PROVISIONS..........................................  10
         5.1      Withholding..........................................  10
         5.2      Changes in Capitalization; Merger; Liquidation.......  11
         5.3      Cash Awards..........................................  12
         5.4      Compliance with Code.................................  12
         5.5      Right to Terminate Employment........................  12
         5.6      Non-alienation of Benefits...........................  12
         5.8      Listing and Legal Compliance.........................  13
         5.9      Termination and Amendment of the Plan................  13
         5.10     Stockholder Approval.................................  13
         5.11     Choice of Law........................................  13
         5.12     Effective Date of Plan...............................  14


                                    -B-ii-

                             THERAGENICS CORPORATION
                            1997 STOCK INCENTIVE PLAN



                              SECTION 1 DEFINITIONS

         1.1 Definitions. Whenever used herein, the masculine pronoun will be deemed to include the feminine, and the singular to include the plural, unless the context clearly indicates otherwise, and the following capitalized words and phrases are used herein with the meaning thereafter ascribed:

            (a)  "Affiliate" means:

                 (a) an entity that directly or through one or more intermediaries is controlled by the Company, and

                 (b) any entity in which the Company has a significant equity interest, as determined by the Company.

            (b) "Board of Directors" means the board of directors of the Company.

            (c)  "Code" means the Internal Revenue Code of 1986, as amended.

            (d) "Committee" means the committee appointed by the Board of Directors to administer the Plan. The Board of Directors shall consider the advisability of whether the members of the Committee shall consist solely of at least two members of the Board of Directors who are both "outside directors" as defined in Treas. Reg. 1.162-27(e) as promulgated by the Internal Revenue
Service and "non-employee directors" as defined in Rule 16b-3(b)(3) as promulgated under the Exchange Act.

            (e) "Company" means Theragenics Corporation, a Delaware corporation.

            (f)  "Disability"  has the same meaning as provided in the long-term disability plan or policy maintained or, if applicable, most recently maintained, by the Company or, if applicable, any Affiliate of the Company for the Participant. If no long-term disability plan or policy was ever maintained on behalf of the Participant or, if the determination of Disability relates to an Incentive Stock Option, Disability means that condition described in Code
Section 22(e)(3), as amended from time to time. In the event of a dispute, the determination of Disability will be made by the Committee and will be supported by advice of a physician competent in the area to which such Disability relates.

            (g) "Dividend Equivalent Rights" means certain rights to receive cash payments as described in Section 3.5.

            (h) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.


                                    -B-1-

            (i) "Fair Market Value" with regard to a date means the closing price at which Stock was sold on the last trading date prior to that date as reported by the Nasdaq Stock Market (or, if applicable, as reported by a national securities exchange selected by the Committee on which the shares of Stock are then actively traded) and published in The Wall Street Journal; provided that, for purposes of granting awards other than Incentive Stock Options, Fair Market Value of the shares of Stock may be determined by the Committee by reference to the average market value determined over a period certain or as of specified dates, to a tender offer price for the shares of Stock (if settlement of an award is triggered by such an event) or to any other reasonable measure of fair market value.

            (j) "Option" means a non-qualified stock option or an incentive stock option.

            (k) "Over 10% Owner" means an individual who at the time an Incentive Stock Option is granted owns Stock possessing more than 10% of the total combined voting power of the Company or one of its Subsidiaries, determined by applying the attribution rules of Code Section 424(d).

            (l)  "Participant"  means   an  individual  who  receives  a   Stock
Incentive hereunder.

            (m) "Performance Unit Award" refers to a performance unit award as described in Section 3.6.

            (n)  "Phantom Shares" refers to the rights described in Section 3.7.

            (o) "Plan" means the Theragenics Corporation 1997 Stock Incentive Plan.

            (p)  "Stock" means the Company's common stock.

            (q) "Stock Appreciation Right" means a stock appreciation right described in Section 3.3.

            (r)  "Stock Award" means a stock award described in Section 3.4.

            (s) "Stock Incentive Agreement" means an agreement between the Company and a Participant or other documentation evidencing an award of a Stock Incentive.

            (t) "Stock Incentive Program" means a written program established by the Committee, pursuant to which Stock Incentives are awarded under the Plan under uniform terms, conditions and restrictions set forth in such written program.


                                     -B-2-

            (u) "Stock Incentives" means, collectively, Dividend Equivalent Rights, Incentive Stock Options, Non-Qualified Stock Options, Phantom Shares, Stock Appreciation Rights and Stock Awards.

            (v) "Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, with respect to Incentive Stock Options, at the time of the granting of the Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

            (w) "Termination of Employment" means the termination of the employee-employer relationship between a Participant and the Company and its Affiliates, regardless of whether severance or similar payments are made to the Participant for any reason, including, but not by way of limitation, a termination by resignation, discharge, death, Disability or retirement. The Committee will, in its absolute discretion, determine the effect of all matters and questions relating to a Termination of Employment, including, but not by way of limitation, the question of whether a leave of absence constitutes a Termination of Employment.


                     SECTION 2 THE STOCK INCENTIVE PLAN

         2.1 Purpose of the Plan. The Plan is intended to (a) provide incentive to officers and key employees of the Company and its Affiliates to stimulate their efforts toward the continued success of the Company and to operate and manage the business in a manner that will provide for the long-term growth and profitability of the Company; (b) encourage stock ownership by officers and key employees by providing them with a means to acquire a proprietary interest in the Company, acquire shares of Stock, or to receive compensation which is based upon appreciation in the value of Stock; and (c) provide a means of obtaining, rewarding and retaining key personnel and consultants.

         2.2 Stock Subject to the Plan. Subject to adjustment in accordance with
Section 5.2, 500,000 shares of Stock (the "Maximum Plan Shares") are hereby reserved exclusively for issuance pursuant to Stock Incentives. At no time may the Company have outstanding under the Plan, Stock Incentives subject to Section 16 of the Exchange Act and shares of Stock issued in respect of Stock Incentives under the Plan in excess of the Maximum Plan Shares. The shares of Stock attributable to the nonvested, unpaid, unexercised, unconverted or otherwise unsettled portion of any Stock Incentive that is forfeited or canceled or expires or terminates for any reason without becoming vested, paid, exercised, converted or otherwise settled in full will again be available for purposes of the Plan.

         2.3 Administration of the Plan. The Plan is administered by the Committee. The Committee has full authority in its discretion to determine the officers and key employees of the Company or its Affiliates to whom Stock Incentives will be granted and the terms and provisions of Stock Incentives,

                                     -B-3-
subject to the Plan. Subject to the provisions of the Plan, the Committee has full and conclusive authority to interpret the Plan; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of the respective Stock Incentive Agreements and to make all other determinations necessary or advisable for the proper administration of the Plan. The Committee's determinations under the Plan need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, awards under the Plan (whether or not such persons are similarly situated). The Committee's decisions are final and binding on all Participants.

         2.4 Eligibility and Limits. Stock Incentives may be granted only to officers, and key employees and consultants of the Company, or any Affiliate of the Company; provided, however, that an incentive stock option may only be granted to an employee of the Company or any Subsidiary. In the case of incentive stock options, the aggregate Fair Market Value (determined as at the date an incentive stock option is granted) of stock with respect to which stock options intended to meet the requirements of Code Section 422 become exercisable for the first time by an individual during any calendar year under all plans of the Company and its Subsidiaries may not exceed $100,000; provided further, that if the limitation is exceeded, the incentive stock option(s) which cause the limitation to be exceeded will be treated as non-qualified stock option(s).


                       SECTION 3 TERMS OF STOCK INCENTIVES

         3.1 Terms and Conditions of All Stock Incentives.

            (a) The number of shares of Stock as to which a Stock Incentive may be granted will be determined by the Committee in its sole discretion, subject to the provisions of Section, 2.2 as to the total number of shares available for grants under the Plan and subject to the limits on Options and Stock Appreciation Rights in the following sentence. To the extent required under
Section 162(m) of the Code and the regulations thereunder for compensation to be treated as qualified performance based compensation, the maximum number of shares of Stock with respect to which Options or Stock Appreciation Rights may be granted during any one year period to any employee may not exceed 500,000.

            (b) Each Stock Incentive will either be evidenced by a Stock Incentive Agreement in such form and containing such terms, conditions and restrictions as the Committee may determine to be appropriate, or be made subject to the terms of a Stock Incentive Program, containing such terms, conditions and restrictions as the Committee may determine to be appropriate. Each Stock Incentive Agreement or Stock Incentive Program is subject to the terms of the Plan and any provisions contained in the Stock Incentive Agreement or Stock Incentive Program that are inconsistent with the Plan are null and void.

                                     -B-4-

            (c) The date a Stock Incentive is granted will be the date on which the Committee has approved the terms and conditions of the Stock Incentive and has determined the recipient of the Stock Incentive and the number of shares covered by the Stock Incentive, and has taken all such other actions necessary to complete the grant of the Stock Incentive.

            (d) Any Stock Incentive may be granted in connection with all or any portion of a previously or contemporaneously granted Stock Incentive. Exercise or vesting of a Stock Incentive granted in connection with another Stock
Incentive may result in a pro rata surrender or cancellation of any related Stock Incentive, as specified in the applicable Stock Incentive Agreement or Stock Incentive Program.

            (e) Stock Incentives are not transferable or assignable except by will or by the laws of descent and distribution and are exercisable, during the Participant's lifetime, only by the Participant; or in the event of the Disability of the Participant, by the legal representative of the Participant; or in the event of death of the Participant, by the legal representative of the Participant's estate or if no legal representative has been appointed, by the successor in interest determined under the Participant's will.

         3.2 Terms and Conditions of Options. Each Option granted under the Plan must be evidenced by a Stock Incentive Agreement. At the time any Option is granted, the Committee will determine whether the Option is to be an incentive stock option described in Code Section 422 or a non-qualified stock option, and the Option must be clearly identified as to its status as an incentive stock option or a non-qualified stock option. Incentive stock options may only be granted to employees of the Company or any Subsidiary. At the time any incentive stock option granted under the Plan is exercised, the Company will be entitled to legend the certificates representing the shares of Stock purchased pursuant to the Option to clearly identify them as representing the shares purchased upon the exercise of an incentive stock option. An incentive stock option may only be granted within ten (10) years from the earlier of the date the Plan is adopted or approved by the Company's stockholders.

            (a) Option Price.  Subject to adjustment in accordance  with Section
5.2 and the other provisions of this Section 3.2, the exercise price (the "Exercise Price") per share of Stock purchasable under any Option must be as set forth in the applicable Stock Incentive Agreement, but in no event may it be less than the Fair Market Value on the date the Option is granted. With respect to each grant of an incentive stock option to a Participant who is an Over 10% Owner, the Exercise Price may not be less than 110% of the Fair Market Value on the date the Option is granted. The Exercise Price of an Option may not be amended or modified after the grant of the Option, and an Option may not be surrendered in consideration of or exchanged for a grant of a new Option having an Exercise Price below that of the Option which was surrendered or exchanged.

            (b) Option Term. Any incentive stock option granted to a Participant who is not an Over 10% Owner is not exercisable after the expiration of ten (10) years after the date the Option is granted. Any incentive stock

                                     -B-5-
option granted to an Over 10% Owner is not exercisable after the expiration of five (5) years after the date the Option is granted. The term of any Non-Qualified Stock Option must be as specified in the applicable Stock Incentive Agreement.

            (c) Payment. Payment for all shares of Stock purchased pursuant to exercise of an Option will be made in any form or manner authorized by the Committee in the Stock Incentive Agreement or by amendment thereto, including, but not limited to, cash or, if the Stock Incentive Agreement provides:

                 (i) by delivery to the Company of a number of shares of Stock which have been owned by the holder for at least six (6) months prior to the date of exercise having an aggregate Fair Market Value of not less than the product of the Exercise Price multiplied by the number of shares the Participant intends to purchase upon exercise of the Option on the date of delivery;

                 (ii)  in a cashless exercise through a broker; or

                 (iii) by having a number of shares of Stock withheld, the Fair Market Value of which as of the date of exercise is sufficient to satisfy the Exercise Price.

In its discretion, the Committee also may authorize (at the time an Option is granted or thereafter) Company financing to assist the Participant as to payment of the Exercise Price on such terms as may be offered by the Committee in its discretion. Payment must be made at the time that the Option or any part thereof is exercised, and no shares may be issued or delivered upon exercise of an option until full payment has been made by the Participant. The holder of an Option, as such, has none of the rights of a stockholder.

            (d) Conditions to the Exercise of an Option. Each Option granted under the Plan is exercisable by whom, at such time or times, or upon the occurrence of such event or events, and in such amounts, as the Committee specifies in the Stock Incentive Agreement; provided, however, that subsequent to the grant of an Option, the Committee, at any time before complete termination of such Option, may accelerate the time or times at which such Option may be exercised in whole or in part, including, without limitation, upon a Change in Control and may permit the Participant or any other designated person to exercise the Option, or any portion thereof, for all or part of the remaining Option term, notwithstanding any provision of the Stock Incentive Agreement to the contrary.

            (e) Termination of Incentive Stock Option. With respect to an incentive stock option, in the event of termination of employment of a Participant, the Option or portion thereof held by the Participant which is unexercised will expire, terminate, and become unexercisable no later than the expiration of three (3) months after the date of termination of employment; provided, however, that in the case of a holder whose termination of employment

                                     -B-6-
is due to death or Disability,  one (1) year will be substituted  for such three
(3) month period; provided, further that such time limits may be exceeded by the Committee under the terms of the grant, in which case, the incentive stock option will be a nonqualified option if it is exercised after the time limits that would otherwise apply. For purposes of this Subsection (e), termination of employment of the Participant will not be deemed to have occurred if the Participant is employed by another corporation (or a parent or subsidiary corporation of such other corporation) which has assumed the incentive stock option of the Participant in a transaction to which Code Section 424(a) is applicable.

            (f) Special Provisions for Certain Substitute Options. Notwithstanding anything to the contrary in this Section 3.2, any Option issued in substitution for an option previously issued by another entity, which substitution occurs in connection with a transaction to which Code Section 424(a) is applicable, may provide for an exercise price computed in accordance with such Code Section and the regulations thereunder and may contain such other terms and conditions as the Committee may prescribe to cause such substitute Option to contain as nearly as possible the same terms and conditions (including the applicable vesting and termination provisions) as those contained in the previously issued option being replaced thereby.

         3.3 Terms and Conditions of Stock Appreciation Rights. Each Stock Appreciation Right granted under the Plan must be evidenced by a Stock Incentive Agreement. A Stock Appreciation Right entitles the Participant to receive the excess of (1) the Fair Market Value of a specified or determinable number of shares of the Stock at the time of payment or exercise over (2) a specified or determinable price which, in the case of a Stock Appreciation Right granted in connection with an Option, may not be less than the Exercise Price for that number of shares subject to that Option. A Stock Appreciation Right granted in connection with a Stock Incentive may only be exercised to the extent that the related Stock Incentive has not been exercised, paid or otherwise settled.

            (a) Settlement. Upon settlement of a Stock Appreciation Right, the Company must pay to the Participant the appreciation in cash or shares of Stock (valued at the aggregate Fair Market Value on the date of payment or exercise) as provided in the Stock Incentive Agreement or, in the absence of such provision, as the Committee may determine.

            (b) Conditions to Exercise. Each Stock Appreciation Right granted under the Plan is exercisable or payable at such time or times, or upon the occurrence of such event or events, and in such amounts, as the Committee specifies in the Stock Incentive Agreement; provided, however, that subsequent to the grant of a Stock Appreciation Right, the Committee, at any time before complete termination of such Stock Appreciation Right, may accelerate the time or times at which such Stock Appreciation Right may be exercised or paid in whole or in part.

         3.4 Terms and Conditions of Stock Awards. The number of shares of Stock subject to a Stock Award and restrictions or conditions on such shares, if any,

                                     -B-7-
will be as the Committee determines, and the certificate for such shares will bear evidence of any restrictions or conditions. Subsequent to the date of the grant of the Stock Award, the Committee has the power to permit, in its discretion, an acceleration of the expiration of an applicable restriction period with respect to any part or all of the shares awarded to a Participant. The Committee may require a cash payment from the Participant in an amount no greater than the aggregate Fair Market Value of the shares of Stock awarded determined at the date of grant in exchange for the grant of a Stock Award or may grant a Stock Award without the requirement of a cash payment.

         3.5 Terms and Conditions of Dividend Equivalent Rights. A Dividend Equivalent Right entitles the Participant to receive payments from the Company in an amount determined by reference to any cash dividends paid on a specified number of shares of Stock to Company stockholders of record during the period such rights are effective. The Committee may impose such restrictions and conditions on any Dividend Equivalent Right as the Committee in its discretion shall determine, including the date any such right shall terminate and may reserve the right to terminate, amend or suspend any such right at any time.

            (a) Payment. Payment in respect of a Dividend Equivalent Right may be made by the Company in cash or shares of Stock (valued at Fair Market Value on the date of payment) as provided in the Stock Incentive Agreement or Stock Incentive Program, or, in the absence of such provision, as the Committee may determine.

            (b) Conditions to Payment. Each Dividend Equivalent Right granted under the Plan is payable at such time or times, or upon the occurrence of such event or events, and in such amounts, as the Committee specifies in the applicable Stock Incentive Agreement or Stock Incentive Program; provided, however, that subsequent to the grant of a Dividend Equivalent Right, the Committee, at any time before complete termination of such Dividend Equivalent Right, may accelerate the time or times at which such Dividend Equivalent Right may be paid in whole or in part.

         3.6 Terms and Conditions of Performance Unit Awards. A Performance Unit Award shall entitle the Participant to receive, at a specified future date, payment of an amount equal to all or a portion of the value of a specified or determinable number of units (stated in terms of a designated or determinable dollar amount per unit) granted by the Committee. At the time of the grant, the Committee must determine the base value of each unit, the number of units subject to a Performance Unit Award, the performance factors applicable to the determination of the ultimate payment value of the Performance Unit Award and the period over which Company performance shall be measured. The Committee may provide for an alternate base value for each unit under certain specified conditions.

            (a) Payment. Payment in respect of Performance Unit Awards may be made by the Company in cash or shares of Stock (valued at Fair Market Value on the date of payment) as provided in the applicable Stock Incentive Agreement or

                                     -B-8-

Stock Incentive Program or, in the absence of such provision, as the Committee may determine.

            (b) Conditions to Payment. Each Performance Unit Award granted under the Plan shall be payable at such time or times, or upon the occurrence of such event or events, and in such amounts, as the Committee shall specify in the applicable Stock Incentive Agreement or Stock Incentive Program; provided, however, that subsequent to the grant of a Performance Unit Award, the Committee, at any time before complete termination of such Performance Unit Award, may accelerate the time or times at which such Performance Unit Award may be paid in whole or in part.

         3.7 Terms and Conditions of Phantom Shares. Phantom Shares shall entitle the Participant to receive, at a specified future date, payment of an amount equal to all or a portion of the Fair Market Value of a specified number of shares of Stock at the end of a specified period. At the time of the grant, the Committee will determine the factors which will govern the portion of the rights so payable, including, at the discretion of the Committee, any performance criteria that must be satisfied as a condition to payment. Phantom Share awards containing performance criteria may be designated as Performance Share Awards.

             (a) Payment. Payment in respect of Phantom Shares may be made by the Company in cash or shares of Stock (valued at Fair Market Value on the date of payment) as provided in the applicable Stock Incentive Agreement or Stock Incentive Program, or, in the absence of such provision, as the Committee may determine.

             (b) Conditions to Payment. Each Phantom Share granted under the Plan is payable at such time or times, or upon the occurrence of such event or events, and in such amounts, as the Committee specify in the applicable Stock Incentive Agreement or Stock Incentive Program; provided, however, that subsequent to the grant of a Phantom Share, the Committee, at any time before complete termination of such Phantom Share, may accelerate the time or times at which such Phantom Share may be paid in whole or in part.

         3.8 Treatment of Awards Upon Termination of Employment. Except as otherwise provided by Plan Section 3.2(e), any award under this Plan to a Participant who has experienced a Termination of Employment may be canceled, accelerated, paid or continued, as provided in the applicable Stock Incentive Agreement or Stock Incentive Program, or, in the absence of such provision, as the Committee may determine. The portion of any award exercisable in the event of continuation or the amount of any payment due under a continued award may be adjusted by the Committee to reflect the Participant's period of service from the date of grant through the date of the Participant's Termination of Employment or such other factors as the Committee determines are relevant to its decision to continue the award.

                                    -B-9-

                     SECTION 4 RESTRICTIONS ON STOCK

         4.1 Escrow of Shares. Any certificates representing the shares of Stock issued under the Plan will be issued in the Participant's name, but, if the applicable Stock Incentive Agreement or Stock Incentive Program so provides, the shares of Stock will be held by a custodian designated by the Committee (the "Custodian"). Each applicable Stock Incentive Agreement or Stock Incentive Program providing for transfer of shares of Stock to the Custodian must appoint the Custodian as the attorney-in-fact for the Participant for the term specified in the applicable Stock Incentive Agreement or Stock Incentive Program, with full power and authority in the Participant's name, place and stead to transfer, assign and convey to the Company any shares of Stock held by the Custodian for such Participant, if the Participant forfeits the shares under the terms of the applicable Stock Incentive Agreement or Stock Incentive Program. During the period that the Custodian holds the shares subject to this Section, the Participant is entitled to all rights, except as provided in the applicable Stock Incentive Agreement or Stock Incentive Program, applicable to shares of Stock not so held. Any dividends declared on shares of Stock held by the Custodian must provide in the applicable Stock Incentive Agreement or Stock Incentive Program, be paid directly to the Participant or, in the alternative, be retained by the Custodian or by the Company until the expiration of the term specified in the applicable Stock Incentive Agreement or Stock Incentive Program and shall then be delivered, together with any proceeds, with the shares of Stock to the Participant or to the Company, as applicable.

         4.2 Restrictions on Transfer. The Participant does not have the right to make or permit to exist any disposition of the shares of Stock issued pursuant to the Plan except as provided in the Plan or the applicable Stock Incentive Agreement or Stock Incentive Program. Any disposition of the shares of Stock issued under the Plan by the Participant not made in accordance with the Plan or the applicable Stock Incentive Agreement or Stock Incentive Program will be void. The Company will not recognize, or have the duty to recognize, any disposition not made in accordance with the Plan and the applicable Stock Incentive Agreement or Stock Incentive Program, and the shares so transferred will continue to be bound by the Plan and the applicable Stock Incentive Agreement or Stock Incentive Program.

                     SECTION 5 GENERAL PROVISIONS

         5.1 Withholding. The Company must deduct from all cash distributions under the Plan any taxes required to be withheld by federal, state or local government. Whenever the Company proposes or is required to issue or transfer shares of Stock under the Plan or upon the vesting of any Stock Award, the Company has the right to require the recipient to remit to the Company an amount sufficient to satisfy any federal, state and local withholding tax requirements prior to the delivery of any certificate or certificates for such shares or the vesting of such Stock Award. A Participant may pay the withholding tax in cash, or, if the applicable Stock Incentive Agreement or Stock Incentive Program

                                    -B-10-
provides, a Participant may elect to have the number of shares of Stock he is to receive reduced by, or with respect to a Stock Award, tender back to the Company, the smallest number of whole shares of Stock which, when multiplied by the Fair Market Value of the shares of Stock determined as of the Tax Date (defined below), is sufficient to satisfy federal, state and local, if any, withholding taxes arising from exercise or payment of a Stock Incentive (a "Withholding Election"). A Participant may make a Withholding Election only if both of the following conditions are met:

            (a) The Withholding Election must be made on or prior to the date on which the amount of tax required to be withheld is determined (the "Tax Date") by executing and delivering to the Company a properly completed notice of Withholding Election as prescribed by the Committee; and

            (b) Any Withholding Election made will be irrevocable except on six months advance written notice delivered to the Company; however, the Committee may in its sole discretion disapprove and give no effect to the Withholding Election.

         5.2 Changes in Capitalization; Merger; Liquidation.

            (a) The number of shares of Stock reserved for the grant of Options, Dividend Equivalent Rights, Performance Unit Awards, Phantom Shares, Stock Appreciation Rights and Stock Awards; the number of shares of Stock reserved for issuance upon the exercise or payment, as applicable, of each outstanding Option, Dividend Equivalent Right, Phantom Share and Stock Appreciation Right and upon vesting or grant, as applicable, of each Stock Award; the Exercise Price of each outstanding Option and the specified number of shares of Stock to which each outstanding Dividend Equivalent Right, Phantom Share and Stock Appreciation Right pertains must be proportionately adjusted for any increase or decrease in the number of issued shares of Stock resulting from a subdivision or combination of shares or the payment of a stock dividend in shares of Stock to holders of outstanding shares of Stock or any other increase or decrease in the number of shares of Stock outstanding effected without receipt of consideration by the Company.

            (b) In the event of a merger, consolidation or other reorganization of the Company or tender offer for shares of Stock, the Committee may make such adjustments with respect to awards and take such other action as it deems necessary or appropriate to reflect such merger, consolidation, reorganization or tender offer, including, without limitation, the substitution of new awards, or the adjustment of outstanding awards, the acceleration of awards, the removal of restrictions on outstanding awards, or the termination of outstanding awards in exchange for the cash value determined in good faith by the Committee of the vested portion of the award. Any adjustment pursuant to this Section 5.2 may provide, in the Committee's discretion, for the elimination without payment therefor of any fractional shares that might otherwise become subject to any Stock Incentive, but except as set forth in this Section may not otherwise diminish the then value of the Stock Incentive.

                                    -B-11-

            (c) The existence of the Plan and the Stock Incentives granted pursuant to the Plan must not affect in any way the right or power of the Company to make or authorize any adjustment, reclassification, reorganization or other change in its capital or business structure, any merger or consolidation of the Company, any issue of debt or equity securities having preferences or priorities as to the Stock or the rights thereof, the dissolution or liquidation of the Company, any sale or transfer of all or any part of its business or assets, or any other corporate act or proceeding.

         5.3 Cash Awards. The Committee may, at any time and in its discretion, grant to any holder of a Stock Incentive the right to receive, at such times and in such amounts as determined by the Committee in its discretion, a cash amount which is intended to reimburse such person for all or a portion of the federal, state and local income taxes imposed upon such person as a consequence of the receipt of the Stock Incentive or the exercise of rights thereunder.

         5.4 Compliance with Code. All incentive stock options to be granted hereunder are intended to comply with Code Section 422, and all provisions of the Plan and all incentive stock options granted hereunder must be construed in such manner as to effectuate that intent.

         5.5 Right to Terminate Employment. Nothing in the Plan or in any Stock Incentive confers upon any Participant the right to continue as an employee or officer of the Company or any of its Affiliates or affect the right of the Company or any of its Affiliates to terminate the Participant's employment at any time.

         5.6 Non-alienation of Benefits. Other than as specifically provided with regard to the death of a Participant, no benefit under the Plan may be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge; and any attempt to do so shall be void. No such benefit may, prior to receipt by the Participant, be in any manner liable for or subject to the debts, contracts, liabilities, engagements or torts of the Participant.

         5.7 Restrictions on Delivery and Sale of Shares; Legends. Each Stock Incentive is subject to the condition that if at any time the Committee, in its discretion, shall determine that the listing, registration or qualification of the shares covered by such Stock Incentive upon any securities exchange or under any state or federal law is necessary or desirable as a condition of or in connection with the granting of such Stock Incentive or the purchase or delivery of shares thereunder, the delivery of any or all shares pursuant to such Stock Incentive may be withheld unless and until such listing, registration or qualification shall have been effected. If a registration statement is not in effect under the Securities Act of 1933 or any applicable state securities laws with respect to the shares of Stock purchasable or otherwise deliverable under Stock Incentives then outstanding, the Committee may require, as a condition of exercise of any Option or as a condition to any other delivery of Stock pursuant to a Stock Incentive, that the Participant or other recipient of a Stock Incentive represent, in writing, that the shares received pursuant to the Stock Incentive are being acquired for investment and not with a view to distribution and agree that the shares will not be disposed of except pursuant to an

                                    -B-12-
effective registration statement, unless the Company shall have received an opinion of counsel that such disposition is exempt from such requirement under the Securities Act of 1933 and any applicable state securities laws. The Company may include on certificates representing shares delivered pursuant to a Stock Incentive such legends referring to the foregoing representations or restrictions or any other applicable restrictions on resale as the Company, in its discretion, shall deem appropriate.

         5.8  Listing  and Legal  Compliance.  The  Committee  may  suspend  the exercise or payment of any Stock Incentive so long as it determines that securities exchange listing or registration or qualification under any securities laws is required in connection therewith and has not been completed on terms acceptable to the Committee.

         5.9 Termination and Amendment of the Plan. The Board of Directors at any time may amend or terminate the Plan without stockholder approval; provided, however, that the Board of Directors may condition any amendment on the approval of stockholders of the Company if such approval is necessary or advisable with respect to tax, securities or other applicable laws. No such termination or amendment without the consent of the holder of a Stock Incentive may adversely affect the rights of the Participant under such Stock Incentive.

         5.10 Stockholder Approval. The Plan must be submitted to the stockholders of the Company for their approval within twelve (12) months before or after the adoption of the Plan by the Board of Directors of the Company. If such approval is not obtained, any Stock Incentive granted hereunder will be void.

         5.11 Choice of Law. The laws of the State of Delaware govern the Plan, to the extent not preempted by federal law, without reference to the principles of conflict of laws.

                                    -B-13-

         5.12 Effective Date of Plan. The Plan shall become effective February 14, 1997, the date of its adoption by the Board of Directors, subject, however, to the approval of the Plan by the Company's shareholders. Stock Incentives granted hereunder prior to such approval shall be conditioned upon such approval. Unless such approval is obtained by June 30, 1997 this Plan and any Stock Incentives awarded hereunder shall become void thereafter.



                                  THERAGENICS CORPORATION

                                  By: /s/ Bruce W. Smith

                                  Title: Secretary, Treasurer &
                                         Chief Financial Officer

ATTEST:

   /s/ Ronald A. Warren

Title: Assistant Secretary


[CORPORATE SEAL]

                                    -B-14-